Exhibit 24.1

POWER OF ATTORNEY

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel R. Barber, A. Ernest Toth, Jr. and Lori J. Braender, and each or any one of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, with the Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Daniel R. Barber		January 24, 2025
Daniel R. Barber	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)

/s/ A. Ernest Toth, Jr.		January 24, 2025
A. Ernest Toth, Jr.	Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Gregory B. Brown, M.D.		January 24, 2025
Gregory B. Brown, M.D.	Chairman of the Board of Directors

/s/ John S. Cochran		January 24, 2025
John S. Cochran	Member of the Board of Directors

/s/ Abigail L. Jenkins		January 24, 2025
Abigail L. Jenkins	Member of the Board of Directors

/s/ Julie Krop, M.D.		January 24, 2025
Julie Krop, M.D.	Member of the Board of Directors

/s/ Timothy E. Morris		January 24, 2025
Timothy E. Morris	Member of the Board of Directors

/s/ Marco Taglietti, M.D.		January 24, 2025
Marco Taglietti, M.D.	Member of the Board of Directors